                           BROKER REPRESENTATION AGREEMENT


AGREEMENT made this 29th day of April by and between Morgan & Sampson Pacific, with its principal place of business 10572 Calle Lee, Los Alamitos, CA 90720 (hereinafter referred to as the "Broker"), and Ultrafem with its principal place of business located at 500 Fifth Avenue, Suite 3620, New York, NY (hereinafter referred to as "Ultrafem").

IT IS NOTED THAT MERIDIAN CONSULTING GROUP (the Consultant) has been retained by Ultrafem to establish and manage a Broker selling network for the Company, which has been approved in advance by the Company. The Consultant is responsible for executing the project and reporting results back to the Company.

In consideration of the mutual covenants herein contained, the parties agree as follows:

AREA OF RESPONSIBILITY
1) BROKER is hereby appointed as a non-exclusive sales representative of Ultrafem for the sale of INSTEAD -Registered Trademark- products ("Products") to only those customers ("Customers") listed in Exhibit A. The products or customers may be amended from time to time by Ultrafem in accordance with Paragraph 8 below.

COMMISSION
2) A base Brokerage commission ("Commission") will be earned by BROKER on Net Invoice Amount issued by Ultrafem to those Customers listed in Exhibit A, subject to adjustments as explained in Paragraph 8 below. Net Invoice Amount ("Net Invoice Amount") shall mean the price charged by Ultrafem to its Customers for the Products based on the invoice price less all applicable discounts and allowances granted off invoice by Ultrafem and less credit memos issued for returned Products. The amount of commission will be paid as set forth in Exhibit B.

3) Quota ("Quota") shall mean that dollar amount set by Ultrafem during the fiscal year ending June 30. The Quota for each succeeding year shall be set by Ultrafem in its sole discretion within sixty (60) days of the start of that year. The Quota shall be used to assist Ultrafem in calculating bonus brokerage Commissions as specified in Exhibit B.

4) Ultrafem reserves the right to adjust the Commission paid to BROKER to reflect a charge back of the applicable Commission rate in the event Ultrafem accepts the Products returned for credit or refund by any Customer.

5) BROKER shall use its best efforts to solicit orders for, obtain maximum distribution of, and otherwise implement programs for Ultrafem in compliance with the policies established by Ultrafem.

6) Upon any changes in the Products or Customers as provided for in paragraph 8, the Commission will be paid for by Ultrafem as follows:

    a) For all orders secured by BROKER and received and shipped by Ultrafem prior to the effective date of the change, the full commission will be paid.

    b) For all orders secured by BROKER and received by Ultrafem prior to the effective date of the change, but shipped thereafter, the full Commission will be paid.

    c) For all orders received by Ultrafem after the effective date of the change, no Commission will be paid.

7) Subject to the provisions of Paragraph 8 hereof, Ultrafem will pay BROKER a Commission for the Net Invoice Amount of orders secured by BROKER from Customers and which are accepted and shipped by Ultrafem in accordance with the schedule of Commissions set forth in Exhibit B. Ultrafem shall not be obligated to pay any Commission for any shipment of Products refused by Customers. In addition, Ultrafem shall not be obligated to pay Commission to BROKER in the event that Ultrafem does not ship or deliver any order. The Commission shall be deemed earned on or before the twenty-fifth (25th) of each calendar month, based on orders shipped by Ultrafem during the preceding calendar months. Ultrafem agrees to pay BROKER within five (5) days of such payment being earned. Ultrafem reserves the right to change from time to time the manner in which Commission is paid upon sixty (60) days prior written notice to BROKER of such change. In such event, the change will be in the form of a revised Exhibit B and render the replaced Exhibit B null and void as of the effective date of the Exhibit. From time to time, Ultrafem may conduct contests or establish incentive programs applicable to BROKER for which BROKER may be eligible for additional Commissions.

8) Ultrafem reserves the unilateral right to change the Products or Customer list (Exhibit A) upon thirty (30), days' prior written notice to BROKER. Such notice shall be in the form of a revised Exhibit A and/or Exhibit B which shall render all prior exhibits null and void as of the effective date shown on the revised Exhibit.

9) Ultrafem reserves the right to approve any customers solicited by BROKER. BROKER will submit to Ultrafem such sales and market information reports as Ultrafem may from time to time reasonably request.

TERM
10) This Agreement shall continue in full force and effect until terminated by either party upon thirty (30) days prior written notice sent to the other party at its principal place of business set forth above. Such termination shall be deemed effective on the thirtieth (30th) day following the date of mailing of the notice. In the event of bankruptcy, insolvency, receivership or other failure of BROKER to perform its obligations hereunder, Ultrafem may, at its opinion, immediately terminate this Agreement without prior written notice.

11) In the event of the termination of this Agreement, the Commission shall be paid on (i) products shipped by Ultrafem through the effective termination date and (ii) on products shipped by Ultrafem provided that the orders were written by BROKER for such products or approved by Ultrafem prior to effective termination date.

12) BROKER will be solely responsible for all expenses incurred in the performance of its duties and services as a broker. The only compensation payable to BROKER pursuant to this Agreement shall be the Commission provided for herein.

13) Ultrafem shall furnish BROKER with up-to-date price lists, terms of sales, advertising and promotion materials, and selling samples of the type, form, quantity and at intervals to be determined in the sole discretion of Ultrafem.

14) Ultrafem shall not be required to honor orders solicited by BROKER from customers not on Exhibit A, and shall have no obligation to pay any Commission to BROKER for orders from said customers.

15) BROKER shall only solicit orders at the prices and on the terms of sales established by Ultrafem from time to time. All orders obtained by BROKER are subject to acceptance by Ultrafem.

16) BROKER agrees that it will not advertise the name Ultrafem and INSTEAD, the name of any affiliate or subsidiary or trademark of Ultrafem or otherwise advertise or promote the Products without the prior written approval of Ultrafem.

CONFLICTS
17) BROKER shall not solicit orders for or sell products competitive with the Products without Ultrafem's prior written approval, which may be given in Ultrafem's sole and absolute discretion.

CONFIDENTIALITY
18) BROKER shall, during the term of this Agreement (including following any termination or expiration), retain in confidence and refrain from using for (Broker Name) benefit or the benefit of any third party, any and all proprietary information, price lists, sales, advertising, promotional policies and plans and/or data or other confidential information (as defined in the confidentiality agreement annexed as Exhibit 3, hereto which agreement is hereby incorporated herein reference).

    BROKER shall limit disclosure of Confidential Information received hereunder to only those of its directors, officers and employees who are directly involved in the sale of the products and have a need to know such information for the proper performance of duties. BROKER shall advise its officers, directors and employees upon disclosure to them of any Confidential Information of the Proprietary nature thereof and the terms and conditions of this Agreement and shall use all reasonable safeguards to prevent unauthorized disclosure by such directors, officers and employees.

19) Upon the termination of this Agreement, BROKER will promptly return all literature, brochures, samples and any and all other materials furnished to BROKER by Ultrafem.

MISCELLANEOUS
20) BROKER shall act hereunder as an independent contractor and shall not be, or represent that it or its employees are agents of Ultrafem for any purpose whatsoever. BROKER shall have no authority to enter into, modify or terminate any agreement, price lists or terms and conditions of sale of the Products.

21) BROKER represents and warrants that it will comply with all applicable laws, rules and regulations in the performance of the services rendered hereunder, and that it will be acting for the benefit of Ultrafem only and that it will not be acting for or on behalf of any party from whom orders for the Products are solicited or taken; that it is not and will not be subject to the direct or indirect interest in or any direct or indirect control over any such party; and that no part of the Commission or anything of value to be paid to BROKER hereunder will be paid directly or indirectly or assigned to any such party. BROKER agrees to indemnify and hold Ultrafem harmless from and against any and all claims, losses, liabilities or expenses, including attorney's fees, in any way caused by a breach of BROKER representations and warranties or the obligations of BROKER specified in this Agreement.

22) Any notices required hereunder shall be in writing and shall be sent to the respective addresses of the party to whom the notice is given by either telex, facsimile, cable or Federal Express. The date of the mailing or confirmed transmission of the notice shall be deemed the date of giving notice.

23) This Agreement shall, in all respects, be construed, interpreted and governed by the laws of the State of New York, without regard to any New York conflict of laws rules. The state and federal courts in New York are the agreed upon forum for the resolution of all disputes hereunder, and BROKER and its officers and employees hereby consent to the jurisdiction and venue of the aforesaid courts for the purpose of resolving all such disputes and to the service of process by registered mail, return receipt requested or any other manner consistent with federal or New York law.

24) This Agreement shall not be assigned by BROKER. This Agreement (together with the confidentiality agreement annexed here as Exhibit C hereto) contains the entire agreement between the parties pertaining to the subject matter hereof, and may not be modified or altered in any manner except by an instrument in writing signed by or on behalf of the party to be charged. The waiver by either party of any provision of this Agreement shall not be deemed to constitute a waiver of any other provision. The invalidity of any provision of this Agreement shall not impair the validity of any other provision.

    IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.


    MORGAN & SAMPSON                                   ULTRAFEM
By: /s/ DANIEL B. MORGAN                    By:  /s/ TONYA G. HINCH
    ------------------------------               -----------------------------
Title: Executive Vice President             Title: Sr. VP Mkg. & Sales
      ----------------------------                 ---------------------------
Date:  5/19/96                              Date:  5/17/96
      ----------------------------                 ---------------------------


                                                  MERIDIAN CONSULTING GROUP
                                            By:  /s/ GENE J. MORIARTY
                                                 -----------------------------
                                            Title: V.P. Sales
                                                   ---------------------------
                                            Date:  5/2/96
                                                   ---------------------------

                                     ADDENDUM TO
                                       ULTRAFEM
                               REPRESENTATIVE AGREEMENT


This Addendum to the Agreement made effective April 29, 1996, by and between ULTRAFEM, (hereinafter called "ULTRAFEM") and Morgan & Sampson Pacific (hereinafter called "REPRESENTATIVE").

1.   INDEMNIFICATION:    ULTRAFEM shall be solely responsible for the quality,
     efficacy, safety and fitness of PRODUCTS sold pursuant to the REPRESENTATIVE Agreement, as well as for its patents and trademarks. ULTRAFEM shall save and hold harmless REPRESENTATIVE, its agents and employees from and against all claims, losses and liability relating to the quality, efficacy, safety and fitness of the PRODUCTS, as well as use of patents and trademarks related thereto, which arise out of or are alleged to have arisen out of the sale, distribution or use of the PRODUCTS, provided such claim does not involve the negligent or wrongful acts or omissions of the REPRESENTATIVE, its agents and employees for reason other than mere participation in the chain of sale or distribution of the PRODUCTS. Such indemnification shall include all claims, losses and liabilities for costs, fees and reasonable attorney's expense. The provisions of this section shall survive termination of the Agreement or extensions thereof, unless otherwise agreed to by the parties in a writing which makes specific reference to said sections of the Agreement.

2.   INSURANCE:     At all times during the term or any extension hereof,
ULTRAFEM shall maintain comprehensive general liability insurance protecting ULTRAFEM and the REPRESENTATIVE against loss by reason of product liability claims imposed upon REPRESENTATIVE in connection with the discharge of its duties hereunder in an amount not less than $1,000,000 in the aggregate. So long as REPRESENTATIVE shall act hereunder, ULTRAFEM shall provide REPRESENTATIVE with a Certificate of Additional Insured-Vendors Endorsement (CG-20151188) designating "Morgan & Sampson Pacific" as an additional insured-vendor, and providing that ten (10)days' written notice shall be given to REPRESENTATIVE prior to cancellation, modification, or expiration of any of the terms of coverage of such policy.


DATED:   5/17/96                             ULTRAFEM
       ----------------------------
                                             BY:     /s/ TONYA G. HINCH
                                                  -----------------------------


DATED:   5/14/96                             MORGAN & SAMPSON PACIFIC
       ----------------------------
                                             BY:     /s/ DANIEL B. MORGAN
                                                  -----------------------------


DATED:   5/15/96                             MERIDIAN CONSULTING GROUP
       ----------------------------
                                             BY:     /s/ JOHN FINDER
                                                  -----------------------------